                                                                    EXHIBIT 10.2

                            STOCK PURCHASE AGREEMENT


        This STOCK PURCHASE AGREEMENT, dated as of June 15, 1999, is between Lakes Gaming, Inc. (the "Buyer") and Richard Kallio (the "Seller").

         A. The Seller is the owner of 150,000 shares (the "Shares") of the common stock, par value $.01 per share, of Fanball.com, Inc. a Minnesota corporation (the "Company"), which Shares constitute approximately 7.8% of the issued and outstanding shares of common stock of the Company ("Company Common Stock").

         B. The Seller wishes to sell and the Buyer wishes to buy the Shares for the consideration and upon the terms and conditions set forth below.

         Accordingly, the parties agree as follows:

         1. Sale and Purchase of Shares. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties contained in this Agreement, the Seller hereby sells to the Buyer, and the Buyer hereby purchases from the Seller, the Shares.

         2. Purchase Price and Other Terms. The total purchase price for the Shares to be purchased under this Agreement will be Two and 50/100 Dollars ($2.50) per share. The purchase price for the Shares is being paid by the Buyer on the date hereof by delivery to the Seller of a check in the amount of $375,000 (the "Purchase Consideration"). On the date hereof, the Seller is delivering to the Company, for cancellation, a stock certificate representing the Shares, and the Company is issuing to the Buyer a new stock certificate representing the Shares.

         3. Representations and Warranties of Seller. In order to induce Buyer to enter into this Agreement and purchase the Shares, the Seller hereby represents and warrants to the Buyer as follows:

                  (a) Title to Shares. The Seller is the lawful owner of the Shares, free and clear of all liens, encumbrances and claims of every kind, and the delivery of such Shares by the Seller to the Buyer under this Agreement will transfer valid title to the Buyer to the Shares, free and clear of all liens, charges, encumbrances and claims of every kind. There are no actions, suits or proceedings against the Seller affecting the title of the Seller to the Shares or the right of the Seller to execute, deliver and perform this Agreement.

                  (b) Authority. The Seller has the full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein or contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes the valid and binding agreement of the Seller, enforceable in accordance with its terms.

                 (c) No Default or Legal Restriction. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Seller is a party or by which he is bound, or constitute a default under the foregoing or violate any law, rule, regulation, judgment or decree by which the Seller is bound.

         4. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that it has the full legal right, power and authority to execute and deliver this Agreement and to consummate the transactions provided for herein or contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by, and constitutes the valid and binding agreement of, the Buyer, enforceable in accordance with its terms.

         5. Survival. The representations, warranties, covenants and agreements of each of the Seller and the Buyer will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby regardless of any investigation that may have been made at any time by or on behalf of the party to which such representations, warranties, covenants and agreements are made.

         6. Miscellaneous.

                  (a) Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota.

                  (b) Entire Agreement, Successors and Assignment. This Agreement sets forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersedes all prior agreements, arrangement, and understandings relating to the subject matter hereof or thereof. All of the terms, representations and warranties of this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs at law, legatees, distributees, executors, administrators and other legal representatives.

                  (c) Further Assurances. Each party to this Agreement will, on or any time after the date hereof, execute such further documents or instruments and take such further actions as may reasonably be requested by any other party to this Agreement to effect the purposes of this Agreement.

                  (d) Counterparts. This Agreement may be executed in two or more counterparts, each of which will constitute an original, but all of which, when taken together will constitute but one instrument.

         The parties hereto have caused this Agreement to be duly executed on and as of the day and year first above written.

BUYER:                                                        SELLER:
------                                                        -------

Lakes Gaming, Inc.

By: /s/ Lyle Berman
   --------------------------------
Name: Lyle Berman                                 /s/ Richard Kallio
     ------------------------------              -----------------------------
Its: Chairman of the Board and                   Richard Kallio
    -------------------------------
     Chief Executive Officer
    -------------------------------










                                        3